As submitted to the Securities and Exchange Commission on October 5, 2023

Registration No. 024-12286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A /A

Amendment No. 1.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Sanwire Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3210 21st Street

San Francisco, CA 94110

360-223-9473
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Matheau J. W. Stout, Esq.

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7374	20-2192275
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: October 5, 2023

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

SANWIRE CORP.

3210 21st Street

San Francisco, CA 94110

360-223-9473

ron.hughes.management@gmail.com

500,000,000 Shares of Common Stock at $0.001 per Share

Minimum Investment: 3,000,000 Shares ($3,000)

Maximum Offering: $500,000

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See The Offering - Page 5 and Securities Being Offered - Page 23 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 180 Days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 6 THROUGH PAGE 13 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

			Proceeds to	Proceeds to
	Price to Public	Commissions (1)	Company (2)	Other Persons (3)
Per Share	$0.001	$0	$0.001	None
Minimum Investment	$3,000	$0	$3,000	None
Maximum Offering	$500,000	$0	$500,000	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Sanwire Corp., a Nevada Corporation (“SNWR” or the “Company”). There are 500,000,000 Shares being offered at a price of $0.001 per Share with a minimum purchase of 3,000,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $500,000 (the “Maximum Offering”).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 180 Days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO.

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Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY, PERKS AND RISK FACTORS	5
OFFERING SUMMARY	5
The Offering	5
Investment Analysis	6
RISK FACTORS	6
DILUTION	13
PLAN OF DISTRIBUTION	13
USE OF PROCEEDS TO ISSUER	14
DESCRIPTION OF BUSINESS	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
Results of Operations	16
Liquidity and Capital Resources	17
Off-Balance Sheet Arrangements	18
Plan of Operations	18
Critical Accounting Policies	19
Revenue Recognition	20
Additional Company Matters	21
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	21
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	22
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	23
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	23
SECURITIES BEING OFFERED	23
DISQUALIFYING EVENTS DISCLOSURE	24
ERISA CONSIDERATIONS	24
INVESTOR ELIGIBILITY STANDARDS	25
SIGNATURES	26
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	26
SECTION F/S FINANCIAL STATEMENTS	F-1

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OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$ 0.001
Minimum Investment:	$3,000 per investor ( 3,000,000 Shares of Common Stock)
Maximum Offering:	$ 500,000 The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	500,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 180 Days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 180 Days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	1,634,259,756 Shares
Common Stock in this Offering	500,000,000 Shares
Stock to be outstanding after the offering (2)	2,134,259,756 Shares

(1) No Preferred Stock is being sold in this Offering. 1,634,259,756 Common Stock was Outstanding as of June 30, 2023 . The Company has three classes of preferred stock outstanding as of June 30, 2023 , 8,853,333 shares of Series C. There were no outstanding shares in Series D or Series E.

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in November of 2020 to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts and the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in December of 2020 to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

Series E Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in March of 2022 to designate a new class of preferred stock. The series E convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

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Our common stock is quoted on OTCMarkets.com under trading symbol “SNWR.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Sanwire Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

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The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Image

It is important that the Company maintains and enhances the image of its existing service offerings. The image and reputation of the Company may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and reputation. From time to time, the Company may receive complaints from customers regarding the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in services provided by the Company, claiming substantial damages and demanding payments from the Company. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand may have a material adverse effect on its consolidated financial results as well as your investment.

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If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

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●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts
●	competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Cumulative Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has a cumulative operating loss since the Company’s inception of $ 22,851,785 as of June 30, 2023 . The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company may continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company becomes profitable again.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

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The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

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An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “SNWR.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

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Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

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No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 30.5 % of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of June 30, 2023 , the net tangible book value of the Company was a deficit of approximately $ (3,406,982) based on the number of Shares of Common Stock 1,634,259,756 issued and outstanding as of that date. As of June 30, 2023 that equates to a net tangible book value of approximately ( $0.0021 ) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ( $0.0014 ) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0008 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.0033 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.001
Net Tangible Book Value per Share before Offering ( based on 1,634,259,756 Common Shares at June 30, 2023 )	$(0.0021)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 500,000,000 Common Shares at $ 0.001 per share)	$0.0007
Net Tangible Book Value per Share after Offering (based on 2,134,259,756 Shares)	$(0.0014)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.00236

*Before deduction of offering expenses

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 500,000,000 Shares of our Common Stock. This offering is being conducted on a best-efforts basis with a minimum number of 3,000,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 180 Days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

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No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 180 Days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 3,000,000 Shares of Common Stock in the principal amount of $3,000. All subscription checks should be sent to the following address:

Sanwire Corp.

3210 21st Street

San Francisco, CA 94110

In such case, subscription checks should be made payable to Sanwire Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $500,000 . The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $475,000.00 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

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Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	25%	50%	75%	100%
Net Proceeds
Research and Development	16,250	22,500	48,750	65,000
Organic Marketing	21,250	42,500	63,750	85,000
Celebrity Marketing	10,000	20,000	30,000	40,000
Working Capital	46,250	122,500	138,750	185,000
Debt Reduction	31,250	42,500	93,750	125,000
Total Raised	125,000	250,000	375,000	500,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTCMarkets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Sanwire purchased Intercept Music in March 2020. Up until the period ending March 2020, the Company devoted substantially all its efforts to reorganizing its financial affairs, settling its debt obligations, and finding the right entertainment company to purchase. From the time of that acquisition, substantially all of Sanwire’s activities have been directed towards Intercept Music. All references below that refer to “We” and Our” and “Company” refer to the combined companies of Intercept Music and Sanwire Corporation.

For the remainder of the fiscal year 2020, we were engaged in the planning and development of the software platform used to deliver our music marketing and distribution services via the Internet. During this software development period, the Company received incidental revenue from the sale of services. With the first phase of the software complete by December 31, 2020, we began testing the software in specific market segments (music genres).

As we continued to develop the platform in 2021, we reached out to the artist communities through our existing contacts and began delivering music distribution services, collecting and distributing royalties. As our customer base grew, we identified solid demand and strong market opportunities, particularly with independent labels. We also found human support and lack of knowledge the two biggest issues with many artists.

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By early 2022 we had developed an initial go to market plan. In April of 2022 we formally introduced Intercept Music in the Urban HipHop space via a public launch and ad campaign with a known musical celebrity Method Man. This drove a significant number of sales leads to us, and identified a larger opportunity for selling marketing services to artists and labels. We also learned that our ideal customer is an independent label who works with indie artists. We found labels dramatically reduce our customer acquisition costs, and increase our marketing service sales per artist. During the course of the year we focused sales and software development around expanding on these opportunities. During the third quarter 2022 we launched a Latin division, offering our software in 3 languages (English, Spanish and Portuguese), and marketing services like playlisting, DJ pools and press releases. By the end of 2022, we had customer support systems in place, and approximately 20 marketing services available in several languages.

Our goals for 2023 are to expand our reach into labels and their artists via partnerships with aggregators and enhance our software capabilities by integrating marketing in the platform for labels, and connecting to multiple distributors, and adding support for additional languages. We will continue to adjust our model to increase sales and profitability per artist.

Gross Sales

All sales activity was the result of Intercept Music. We had $413,667 in sales in the calendar year ending December 31, 2022, which is a 245% increase YoY. Included in those numbers are 130 million streams, a 430% increase over the 30 million streams we did in 2021. It also includes approximately $60,000 in sales from our new marketing services group.

It’s been an exciting year for us so far as we continue to learn how to best serve 12 million independent artists and their labels worldwide. Most of our initiatives this year were centered around fine tuning our service offerings and increasing scalability, and then preparing to let the world know. We have made significant progress on every major initiative, and we made some exciting discoveries along the way.

2022 Combined Financial Highlights

1.	Gross revenue of $413,000 up over 245% over 2021

2.	Milestones we achieved:

a) 500 Indie Artists
b) 55 Indie Labels
c) 130+ million streams (up from 30 million in 2021)
d) Raised more than $1.2 million in new equity financing

3.

During the year

a)      Added a Latin Division and bilingual support

b)      Began offering our software platform in Spanish and Portuguese

c)      Added 15 new marketing services artists and labels, from $250 to $8,000

d)      Added 12 new marketing services in Spanish and Portuguese

Music Industry Highlights

•       According to Midia for 2022:

o    Global recorded music revenues were up 14.5% to $59.3 bn

o    Latin recorded music revenues were up the most - 22% YoY

•       According to Spotify at the end of 2022:

o    180 million songs online

o    Receiving 100,000 new songs per day

o    62% of their songs had less than 10 streams in total

o    There were 523 million global music subscribers in 2022 (17.6% AGR)

•       Artificial Intelligence (AI) is shaping the industry, from songwriting to cover art to press releases

•       Warner Music announced they would create 250,000 songs in 2023 using AI

Major Trends: Rise of the Indie Artist and Indie Label, Alternative Music Revenue

Marketing has never been more important as 100,000 new songs per day vie for attention among the 180 million that are already at Spotify.

Results of Operations

For the Six Months Ended June 30, 2023 and June 30, 2022

Gross Sales

Combined sales were $172,777 in gross sales in the six months ended June 30, 2023, $58,008 in the six months ended June 30, 2022.

We only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Cost of revenue.

The combined Companies expect that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

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Net Income

The combined Companies had a net loss for the six months ended June 30, 2023 of ($1,175,039), ($858,584) for the six months ended June 30, 2022.

Liquidity and Capital Resources

We had cash of $18,143 on hand on June 30, 2023. We anticipate continuing to operate at a loss until end of 2023. We will be required to raise a significant amount of additional funds over the next 12 months to sustain operations.

As of June 30, 2023, we had $45,167 in current assets and $2,006,757 in current liabilities. Giving us a working capital deficit. We expect to continue to operate a deficit until the end of calendar year 2023.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Gross Sales

Combined sales were $167,000 in gross sales in the twelve months ended December 31, 2021, $413,000 in the twelve months ended December 31, 2022.

We only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Cost of revenue.

The combined Companies expect that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Net Income

The combined Companies had a net loss for 2021 of $1,840,556 compared to $3,000,095 for the 12 months ended December 31, 2022.

Liquidity and Capital Resources

We had cash of $4,882 on hand on December 31, 2022. We anticipate continuing to operate at a loss until end of 2023. We will be required to raise a significant amount of additional funds over the next 12 months to sustain operations.

As of December 31, 2022, we had $74,105 in current assets and $1,734,728 in current liabilities, for a working capital deficit of $1,660,623. We expect to continue to operate a deficit until the end of calendar year 2023.

We believe that the proceeds of this Offering will satisfy our cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the subsequent twelve months.

Software Research and Development

The nature of our business is technology. The rate of change in the music industry requires us to constantly innovate. Those directions include additional promotional services we can resell, additional services we can integrate to provide further connectivity in the artist promotional ecosystem, and additional efficiencies that enable greater scaling of our platform.

Our software has been engineered to support multiple languages and we offer English, Spanish and Portuguese today. We expect to add German, French, Italian and Chinese this year.

We have developed a number of proprietary tools to deliver our services to artists and their labels. We believe that within the next year some of this may lead to patent filings.

Marketing

We plan extensive marketing over the next twelve months . With brand-centric, label-centric, and artist-centric focus using a combination of press releases, celebrity endorsements, successful case studies, traditional marketing with advertising and social media, and strategic partnerships with artists and label aggregators within the music space. To attract labels to our business model, we have expanded our offering to label include profit sharing on marketing service sales.

Working with artists through their labels bring us many advantages, including lower churn, lower customer acquisition costs, lower support costs, and increased marketing service sales. This allows us to sell 5-50 artists at once.

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Marketing to labels allows us to build up a backlog of artists because a label with 10 or 20 artists does not move all their artists over to us at once. Typically, they bring one every couple of weeks after that. As a result, we develop a queue of artists who are coming, but their label hasn’t moved them over yet. As of June 30, 2023 , we had over 200 artists in the queue from existing labels. Speeding up this process will be a key focus for the next twelve months .

In addition, we will search for new channels that will allow us to scale more quickly and niches whose services might fit into our model. As we continue building out the business model and have a chance to develop success stories, we intend to reach out to other distribution platforms about potential licensing opportunities.

Marketing Services

We have added a new revenue stream in 2023 with the addition of music marketing services. These are typically marketing services purchased for a campaign around a new music release and can range from $300 to over $20,000. The profit margins ranges from 20% to 70%. Some of the new services include press releases, music reviews, DJ Pools, billboards in major cities, lyric videos, content creation and ad campaigns in social media and Spotify, and major radio campaigns. During the next year we will add another dozen or more services to our offerings, along with more services for Latin America.

Personnel

We currently have 14 employees and sub-contractors. These consist of executives (4), software developers (1), customer support (5), marketing and sales (4).

We need to add additional members to our executive team this year with a Chief Marketing Officer and a Chief Financial Officer. Our growth plans for adding labels imply the need to hire a number of new account reps. One account rep is expected to support 180-100 artists as a general rule but that changes based upon the gross amount of sales (streaming and downloads, merchandise, and marketing services) from the artists that rep manages. As certain artists grow in popularity and their needs rise, other artists will be moved to other account reps to higher performing artists receive more support time.

One of our other gating factors is software development. We need more development talent to accelerate our product benefits and extend our technology lead. We expect to solve this with additional development on staff, plus out-sourced pieces that don’t involve IP risk.

Onboarding and Support

Today we onboard artists and labels into the system by assisting them with the setup process. This involves connecting their social accounts, uploading their bio, the pictures, setting up their music, creating their store with custom merchandise, and setting up the marketing system to promote everything. This is one of the limitations we have for scaling up faster. We believe that with a better use of videos we can eliminate the majority of the manual processes here.

All tasks for the onboarding process, distributing music, paying royalties, and all marketing services are tracked within the Zendesk support system. This has proven to be helpful in training new people and making sure any of the many details aren’t dropped. We will continue to expand our use of this system moving forward.

Additional Projects

In addition to the above, we have ongoing exploratory projects for the following areas of business expansion. We are often approached with new business ideas or software applications we could integrate with. Other areas we are exploring include publishing, booking, and tour merchandise. Another area for expansion is Other artist and label services we can connect with through API’s.

Intellectual Property

The company has a number of proprietary processes it employs to deliver the services in our product offerings. Some of those include recommendation tools for the development of music, marketing recommendations, merch and tour recommendations, and tools for movement of music between platforms. Some of these proprietary processes may be afforded patent protection in the future.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operational efficiencies.

Material Events

There have been two material events since December 31, 2022:

Subsequent to December 31, 2022, the Company sold 76,800,000 shares of common stock for total proceeds of $834,000.

Subsequent to December 31, 2022, the Company entered into an agreement with the estate of the artist known as Coolio, for the distribution of 10 new songs from the artist. With 1.6 million social media fans, and 13 million Spotify listeners, Coolio is among the top 1% of all artists at Spotify. His largest song “Gansta Paradise” streamed more than 1 billion streams.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Dividends

We do not intend to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Plan of Operations

During the third quarter 2022 we launched a Latin division, and began offering our software in 3 languages (English, Spanish and Portuguese), and marketing services like playlisting, DJ pools, press releases and social media ad campaigns. By the end of 2022, we had bilingual customer support systems in place, and approximately 20 marketing services available in several languages. In 2022 we delivered 130 million streams.

Our top goals for the next twelve months are:

•	Expand our business in Latin America (22% annual growth rate)
•	Partner with label aggregators and other distributors who service indie labels
•	Integrate marketing into the platform for labels and share profits
•	Connect to multiple distributors
•	Add support for additional languages
•	Increase sales and profitability per artist
•	Deliver 300 million streams
•	Achieve breakeven cashflow and monthly profitability

Following the acquisition of Intercept Music, we’ve been refining the suite of services and cleaning up the balance sheet of Sanwire Corporation. During that time we have added hundreds of artists and labels and delivered over 2000 million streams from nearly 5,000 songs. We continue to combine various marketing services together and refine the delivery and support systems around them. With this experience and scalability in place we are now able to expand our marketing beyond individual labels and artists, and approach label aggregators like our existing partner Ingrooves, Sony Orchard (27,000 labels), Warner Music and distribution gateways. With the experience of some major artists, we will also pursue Celebrity Labels for major artists in each genre.

Our services now consist of the following. We deliver them for each new song they release, which is typically 4-6 times per year:

○	Distribute music through our partner Ingrooves/Universal Music to 230 territories in 80+ streaming services
○	Collect monthly royalties from every country by song, country, streaming service and type
○	Report all this data to the artist and label every month for every song
○	Create a store for the artist and create new merchandise for each music release
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○	Promote the music and merchandise in the artists social media
○	Deliver promotional services for this new music (playlists, billboards, advertising, reviews, press releases, radio) for additional fees ranging from $200-$8000/service per music release
○	Pay monthly earnings to artists for royalties and merch commissions
○	File quarterly sales taxes as needed for the artist’s store

We typically receive 15%-70% profit on these marketing services and on merchandise sales.

We also spent considerable software development time building our label software and the software infrastructure around these services that could support scaling up to thousands of artists and labels.

We publicly launched the company in the second quarter of 2022, using a celebrity - Method Man - for the urban genre, followed by a 90-day global promotional campaign in major trade publications, genre-specific websites, and social media. As of June 30, 2023 it has resulted in multiple artist and label sales, major music catalogs, and several strategic partnerships.

We have launched every major music genre (Urban Hiphop, Rock, Pop, Country, Jazz, Christian and Latin). In between, we also intend to introduce other celebrity labels in order to build credibility within each music genre.

We also intend to pursue the next phase of our marketing plans with licensing of the platform to other distributors. This will open the door to selling marketing services – our highest gross profit performers – to their artists and labels.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions and estimates on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

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Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at June 30, 2023 , December 31, 2022 and December 31, 2021.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. At December 31, 2022, there was no impairment to any material assets of the Company.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. At December 31, 2022 and December 31 2021, all fixed assets were fully depreciated.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

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Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

Not applicable

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of June 30, 2023 , Sanwire Corp. had 0 full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of June 30, 2023 are as follows:

Ronald E. Hughes, Current President, CEO, CFO, Treasurer, Secretary, and Director

Mr. Hughes has more than 30 years of experience in business development and investment markets. In 1997, Mr. Hughes joined Global Securities as a Licensed Investment Advisor providing investment analysis, equity trading and capital structure strategy to corporate finance. In 2001, he began his executive roles, first as President of TransAmerican Energy Inc., and currently serves on the boards of publicly traded companies in the United States and Canada. Currently and prior to joining Sanwire Corporation he serves as a board member and interim CEO for SMC Entertainment Inc. He has also been a partner with North Arm Capital Services, providing Investor Relations and Business Development services to domestic and international clients for nearly three decades. Mr. Hughes studied Resource Economics at the University of Alberta and then International Marketing and Management at University of Hawaii (1987).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The director of Sanwire Corporation is, at present, not compensated by the Company for their role as director. For the current director, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended December 31, 2022 and December 31, 2021, Sanwire Corp. paid the following annualized salaries to its executive officers:

Christopher M. Whitcomb, former CEO	2022	$150,000
	2021	$165,000

Ronald E. Hughes, current CEO (did not serve as an officer until September of 2022)	2022	$10,000
	2021	$—

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Employment Agreements

The Company entered into an employment agreement with Mr. Whitcomb on March 1, 2018 to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer $7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus.

On November 1, 2019 the employment agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect.

The Company entered into a twelve month employment agreement with Mr. Hughes on September 15, 2022 to become the Chief Executive Officer and Board Member of the Company. Commencing September 15, 2022, the Company is to pay the Chief Executive Officer $2,500 per month. Mr. Hughes, as Chief Executive Officer shall also be issued 5,000,000 shares immediately and 5,000,000 shares per quarter (90 days) for his first year, to a total of 20,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus.

The Company entered into a twelve month employment agreement with Mr. Hughes dated September 1, 2023. Commencing September 15, 2023, the Company is to pay the Chief Executive Officer $7,500 per month. Also, Mr. Hughes shall be issued 80,000,000 shares of the Company’s $.00001 par value common stock.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one directors. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We have established an audit committee, of which Ronald Hughes is currently the sole member. We may establish a compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of June 30, 2023 . None of our Officers or Directors are selling stock in this Offering.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Christopher Whitcomb	Former CEO and Chairman	Camarillo, CA	143,933,200	Common	8.8%
Christopher Whitcomb	Former CEO and Chairman	Camarillo, CA	2,535,000	Preferred C	28.6%
LiveChime, Inc. – Tod C. Turner	President of Intercept Music and Shareholder (Owner of more than 5%)	Naches, WA	441,650,000	Common	27.0%	Tod C. Turner, CEO of LiveChime Enumclaw, WA
Fog City Holdings, LLC– Ralph S. Tashjian	Chairman of Intercept Music and Shareholder (Owner of more than 5%)	San Francisco, CA	91,650,000	Common	5.6%	Ralph Tashjian, CEO of Digital Music Universe San Francisco, CA
Ronald Hughes	CEO and Director	Point Roberts, WA	15,000,000	Common	0.09%

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 1,634,259,756 Shares of Common Stock outstanding as of June 30, 2023 .

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management and management of the wholly owned subsidiary, Intercept Music, Inc. through the collective ownership of 682,233,200 shares of common stock, representing 42 % of the issued and outstanding common stock of the Company. The holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

23

The minimum subscription that will be accepted from an investor is $3,000 for the purchase of 3,000,000 Shares (the ‘Minimum Subscription’).

$3,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged New Horizon Transfer, Inc. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

24

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on October 5, 2023

Sanwire Corp.

By:	/s/ Ronald E. Hughes
Chief Executive Officer and Director
Sanwire Corp.
October 5, 2023

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ronald E. Hughes
Chief Financial Officer
Sanwire Corp.
October 5, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Ronald E. Hughes
Chief Executive Officer and Director
Sanwire Corp.
October 5, 2023

26

SANWIRE CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended DECEMBER 31, 2022 and 2021 (Unaudited)

F-1

SANWIRE CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$4,882	$84,944
Receivables	22,200	205,500
Prepaids	45,833	65,833
Inventory	1,190	1,190
Total Current Assets	74,105	357,467

Intangible Assets:
Licenses	254,000	254,000
Software, less Accumulated amortization of $697,625	697,625	1,162,708
Other assets	—	44,500
Total Intangible Assets	951,625	1,461,208

Total Assets	$1,025,730	$1,818,675

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$144,024	$110,350
Accrued expenses	1,500,842	975,616
Other payables	89,862	140,423
Total Current Liabilities	1,734,728	1,226,389

Long Term Liabilities
Notes payable	1,449,003	1,465,442
Convertible notes payable	331,000	147,000
Interest payable	334,942	252,340
Total Long-Term Liabilities	2,114,945	1,864,782

Total Liabilities	3,849,673	3,091,171

Stockholders' Deficit:
Preferred stock	8,853	40,087
Common stock, par value $0.00001, 3,000,000,000 authorized, 1,579,259,756 and 961,698,067 shares issued and outstanding, respectively	15,793	9,617
Common stock to be issued	135,000	—
Additional paid in capital	18,693,157	17,097,202
Accumulated deficit	(21,676,746)	(18,419,402)
Total Stockholders' Equity	(2,823,943)	(1,272,496)
Total Liabilities and Stockholders' Equity	$1,025,730	$1,818,675

 The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

SANWIRE CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	For the Years Ended December 31,
	2022	2021
Gross Sales	$413,667	$167,441
Less: Cost of Goods Sold	(314,952)	(114,019)
Gross Profit	98,715	53,422

Operating Expenses:
Amortization	465,083	232,542
Executive compensation	497,500	592,750
Sales and marketing	552,561	83,886
Consulting	449,219	781,817
General and administrative	977,904	132,043
Total Operating Expenses	2,942,267	1,823,038

Loss From Operations	(2,843,552)	(1,769,616)

Other Income (Expense):
Other expense	(300,000)	—
Gain on forgiveness of debt	—	209,032
Interest expense	(113,792)	(279,972)
Total Other Expense	(413,792)	(70,940)

Net Loss	$(3,257,344)	$(1,840,556)

Loss Per Share, Basic & Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding	1,214,760,572	842,105,599

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

SANWIRE CORPORATION CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 (Unaudited)
	Preferred Stock		Common Stock		Additional Paid	Common Shares to	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	In Capital	be Issued	Deficit	Deficit
Balance, December 31, 2020	41,086,775	$41,087	622,513,130	$6,225	$15,232,096	$—	$(16,578,846)	$(1,299,438)
Common stock issued for cash	—	—	93,583,200	936	538,809	—	—	539,745
Common stock issued for conversion of debt	—	—	154,601,737	1,546	694,227	—	—	695,773
Common stock issued for services	—	—	103,000,000	1,030	631,070	—	—	632,100
Shares cancelled	(1,000,000)	(1,000)	(12,000,000)	(120)	1,000	—	—	—
Net Loss	—	—	—	—	—	—	(1,840,556)	(1,840,556)
Balance, December 31, 2021	40,086,775	40,087	961,698,067	9,617	17,097,202	—	(18,419,402)	(1,272,496)
Preferred stock converted to common stock	(32,108,549)	(32,109)	358,580,970	3,586	28,523	—	—	—
Stock issued for conversion of debt	874,774	875	16,142,050	161	180,180	—	—	181,216
Common stock issued for cash	—	—	228,000,000	2,280	1,137,720	135,000	—	1,275,000
Common stock issued for services	—	—	40,980,719	410	293,027		—	293,437
Shares cancelled	—	—	(26,142,050)	(261)	(43,495)	—	—	(43,756)
Net Loss	—	—	—	—	—		(3,257,344)	(3,257,344)
Balance, December 31, 2022	8,853,000	$8,853	1,579,259,756	$15,793	$18,693,157	$135,000	$(21,274,794)	$(2,823,943)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

SANWIRE CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(3,257,344)	$(1,840,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	465,083	232,542
Gain on forgiveness of debt	—	(209,032)
Other expense	300,000	—
Stock compensation expense	293,437	632,100
Changes in Operating Assets and Liabilities:
Receivables	183,300	(150,000)
Prepaids and other assets	62,923	(64,316)
Accounts payable	33,674	32,139
Accrued expenses	383,091	289,411
Other payable	(119,267)	6,000
Accrued interest	82,601	(211,462)
Net cash used by operating activities	(1,572,502)	(1,283,174)

Cash Flows from Investing Activities:
Purchase of software	—	(101,250)
Net cash used by investing activities	—	(101,250)

Cash Flows from Financing Activities:
Repayment of loans	—	(20,000)
Preferred stock to be issued	—	131,216
Common stock to be issued	—	695,773
Proceeds from notes payable	217,440	—
Proceeds from sale of common stock	1,275,000	574,744
Net cash provided by financing activities	1,492,440	1,381,733

Net change in cash	(80,062)	(2,691)
Cash at beginning of the year	84,944	87,635
Cash at end of the year	$4,882	$84,944

Supplemental cash flow information:
Interest paid in cash	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

SANWIRE CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 — NATURE OF OPERATIONS AND BUSINESS

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997.

On March 5, 2020, the Company purchased 100% of the issued and outstanding stock of Intercept Music, Inc. (the “Subsidiary”). Intercept Music (www.interceptmusic.com) is an online platform that allows any of the 12+ million independent musicians to upload their music, and distribute and collect royalties from over 85 retailers (Spotify, iTunes, Pandora, Amazon, Google) in over 230 countries and territories. The software programmatically promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, get state of the art analytics, and advice from experts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Intercept Music, Inc. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2022 or 2021.

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the year ended December 31, 2022.

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Revenue consisted of subscription fees and was recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when needed.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventory on hand consists of finished goods purchased from third parties. When there is evidence that the inventory’s value is less than original cost, the inventory is reduced to market value. We determine market value on current resale amounts and whether technological obsolescence exists.

Property and Equipment

Fixed assets are carried at the lower of cost or net realizable value. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the asset. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Loss Per Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2022 and 2021, the Company’s diluted loss per share is the same as the basic loss per share, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

F-6

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods. We adopted this ASU on January 1, 2019.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As of December 31, 2022 and 2021, the Company did not have assets or liabilities subject to fair value measurement.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2022, and 2021, no liability for unrecognized tax benefits was required to be reported.

Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2022, the Company has a working capital deficit of $1,660,623, an accumulated deficit of $21,676,746, and had a net loss of $3,257,344 for the year ended December 31, 2022. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The Company’s existence is dependent upon management's ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company's liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt or cause substantial dilution for our stockholders in the case of equity financing.

NOTE 4 — SHORT TERM NOTE PAYABLE

As of December 31, 2022, the Company had a short-term note payable to Kanno Group Holdings II, Ltd. (“Kanno”) in the amount of $351,442, bearing no interest, with regular monthly payments.

F-7

NOTE 5 — LONG TERM NOTES PAYABLE

At December 31, 2022, the Company had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2022, was $77,741.

At December 31, 2022, the Company had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2022, was $227,779.

NOTE 6 — CONVERTIBLE NOTES PAYABLE

At December 31, 2022, the Company had outstanding convertible notes as follows:

During the quarter ended September 30, 2021, the Company issued a 12-month convertible note with a $25,000 face value and an annual interest rate of 12%, issued to Stout, LLC. The note is convertible fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice (the “Conversion Price”). As of December 31, 2022, the accrued and unpaid interest on this note was $4,000.

During the quarter ended December 31, 2021, the Company issued a 9-month convertible note with a $115,000 face value, an original issue discount (OID) of $15,000 and an annual interest rate of 10%, issued to Trillium Partners, L.P. (“Trillium”). The note is convertible at a fixed rate of $0.003. As of December 31, 2022, the unpaid interest on this note was $14,375.

During the quarter ended March 31, 2022, the Company issued a 12-month convertible note with a $20,000 face value and an annual interest rate of 10%, issued to Frondeur Partners, LLC (“Frondeur”). The note is convertible at a fixed rate of $0.003. As of December 31, 2022, the unpaid interest on this note was $1,667.

The Company’s subsidiary Intercept Music has three convertible notes for a total of $32,000 bearing interest at 8% per annum. As of December 31, 2022, the combined accrued and unpaid interest on these notes was $9,380.

NOTE 7 — COMMON STOCK

During the year ended December 31, 2021, the Company sold 93,583,200 shares of common stock for total proceeds of $539,745.

During the year ended December 31, 2021, the Company issued 154,601,737 shares of common stock for conversion of $695,773 of debt.

During the year ended December 31, 2021, the Company issued 103,000,000 shares of common stock for services for total non-cash expense of $632,100.

During the year ended December 31, 2021, the Company cancelled 12,000,000 shares of common stock.

During the year ended December 31, 2022, the Company sold 255,000,000 shares of common stock for total proceeds of $1,275,000. As of December 31, 2022, 27,000,000 of the shares have not yet been issued by the transfer agent and are shown as $135,000 common stock to be issued.

During the year ended December 31, 2022, the Company issued 16,142,050 shares of common stock for conversion of $181,216 of debt.

During the year ended December 31, 2022, the Company issued 40,980,719 shares of common stock for services for total non-cash expense of $293,437.

On December 2, 2022, Kanno Group Holdings II, Ltd., converted 874,774 shares of Series E preferred stock and 1,000,000 shares of Series D preferred stock, into 26,243,220 and 30,000,000 shares of common stock, respectively.

NOTE 8 — PREFERRED STOCK

Series C Convertible Preferred Stock

The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts at the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.01 per share.

Series D Convertible Preferred Stock

The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts at the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.01 per share.

On December 2, 2022, Kanno Group Holdings II, Ltd., converted 1,000,000 shares of Series D preferred stock into 30,000,000 shares of common stock.

Series E Convertible Preferred Stock

On December 30, 2021, the Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno agreed to convert $131,216 in accrued unpaid interest into a newly created class of preferred stock, known as Series E Convertible Preferred Stock. The Series E Preferred Stock shall be designated the same as the Series D Convertible Preferred Stock previously issued to Kanno. 874,774 shares of Series E Preferred Stock were issued to Kanno during the quarter ended June 30, 2022.

On December 2, 2022, Kanno, converted the 874,774 shares of Series E preferred stock into 26,243,220 shares of common stock, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

During the year ended December 31, 2022, the Company incurred consulting fees of $142,000 to the former CEO and Chairman of the Board of the Company. The accrued liability of consulting fees payable at December 31, 2022 was $131,500.

F-8

During the year ended December 31, 2022, the Company incurred consulting fees of $7,500 to the new CEO and Chairman of the Board of the Company. The accrued liability of consulting fees payable at December 31, 2022 was $7,500.

At December 31, 2022, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on December 31, 2022, was $106,061.

Note 5 describes the long-term notes of the Company payable to Digital Music Universe and LiveChime, Inc. The owners of each of those notes are shareholders of the Company as well.

NOTE 10 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the unaudited financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other then the following.

Subsequent to December 31, 2022, the Company sold 41,000,000 shares of common stock for total proceeds of $205,000.

On March 13, 2023, the Company entered into a distribution agreement with the estate of the artist named ARTIS Leon Ivey Jr. aka “Coolio” for distribution of 10 songs. Coolio passed away in September 2022.  With 1.5 million social media followers today, and 13 million monthly Spotify listeners, Coolio is in the top 1% of the 12 million artists at Spotify.

F-9

SANWIRE CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2023

(Unaudited)

F-10

SANWIRE CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$18,143	$4,882
Receivables	—	22,200
Prepaids	25,834	45,833
Inventory	1,190	1,190
Total Current Assets	45,167	74,105

Intangible Assets:
Licenses	254,000	254,000
Software, less Accumulated amortization of $930,167 and $697,625, respectively	465,083	697,625
Total Intangible Assets	719,083	951,625

Total Assets	$764,250	$1,025,730

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$298,116	$144,024
Accrued expenses	1,618,179	1,500,842
Other payables	90,462	89,862
Total Current Liabilities	2,006,757	1,734,728

Long Term Liabilities
Notes payable	1,449,003	1,449,003
Convertible notes payable	331,000	331,000
Interest payable	384,472	334,942
Total Long-Term Liabilities	2,164,475	2,114,945

Total Liabilities	4,171,232	3,849,673

Stockholders' Deficit:
Preferred stock	8,853	8,853
Common stock, par value $0.00001, 3,000,000,000 authorized, 1,634,259,756 and 1,579,259,756 shares issued and outstanding, respectively	16,343	15,793
Common stock to be issued	538,000	135,000
Additional paid in capital	18,881,607	18,693,157
Accumulated deficit	(22,851,785)	(21,676,746)
Total Stockholders' Deficit	(3,406,982)	(2,823,943)
Total Liabilities and Stockholders' Deficit	$764,250	$1,025,730

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-11

SANWIRE CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Gross Sales	$74,887	$(5,628)	$172,777	$58,008
Less: Cost of Goods Sold	1,247	5,924	2,782	41,457
Gross Profit	73,640	(11,552)	169,995	16,551

Operating Expenses:
Amortization	—	—	232,542	116,271
Executive compensation	54,000	13,500	120,500	148,500
Business development	—	—	—	164,972
Consulting	—	—	136,000	139,196
General and administrative	407,352	58,272	806,462	271,366
Total Operating Expenses	461,352	71,772	1,295,504	840,305

Loss From Operations	(387,712)	(83,324)	(1,125,509)	(823,754)

Other Expense:
Interest expense	(24,765)	(4,648)	(49,530)	(34,830)
Total Other Expense	(24,765)	(4,648)	(49,530)	(34,830)

Net Loss	$(412,477)	$(87,972)	$(1,175,039)	$(858,584)

Loss Per Share, Basic & Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average Number of Shares Outstanding	1,629,315,312	1,100,892,315	1,620,281,855	1,037,601,466

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

SANWIRE CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (Unaudited)
	Preferred Stock		Common Stock		Additional Paid	Common Shares to	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	In Capital	be Issued	Deficit	Deficit
Balance, December 31, 2022	8,853,000	$8,853	1,579,259,756	$15,793	$18,693,157	$135,000	$(21,676,746)	$(2,823,943)
Common stock issued for cash	—	—	—	—		205,000	—	205,000
Common stock issued for services	—	—	45,000,000	450	157,050	19,000	—	176,500
Common stock issued for services – related party	—	—	5,000,000	50	21,450	—	—	21,500
Net Loss	—	—	—	—	—		(762,562)	(762,562)
Balance, March 31, 2023	8,853,000	8,853	1,629,259,756	16,293	18,871,657	359,000	(22,439,308)	(3,183,505)
Common stock issued for cash	—	—	—	—		179,000	—	179,000
Common stock issued for services – related party	—	—	5,000,000	50	9,950	—	—	10,000
Net Loss	—	—	—	—	—		(412,477)	(412,477)
Balance, June 30, 2023	8,853,000	$8,853	1,634,259,756	$16,343	$18,881,607	$538,000	$(22,851,785)	$(3,406,982)

	Preferred Stock		Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	In Capital	Deficit	Deficit
Balance, December 31, 2021	40,086,775	$40,087	961,698,067	$9,617	$17,097,202	$(18,419,402)	$(1,272,496)
Common stock issued for cash	—	—	40,000,000	400	199,600	—	200,000
Common stock issued for services	—	—	24,961,000	250	198,055	—	198,305
Net Loss	—	—	—	—	—	(770,612)	(770,612)
Balance, March 31, 2022	40,086,775	40,087	1,026,659,067	10,267	17,494,857	(19,190,014)	(1,644,803)
Common stock issued for cash	—	—	66,000,000	660	329,340	—	330,000
Common stock issued for services	—	—	3,246,754	32	24,967	—	24,999
Shares issued for debt conversion	131,216	131	16,142,050	161	131,085	—	131,377
Common stock issued	—	—	13,592,233	—	(44,500)	—	(44,500)
Net Loss	—	—	—	—	—	(87,972)	(87,972)
Balance, June 30, 2022	40,217,991	$40,218	1,125,640,104	$11,120	$17,935,749	$(19,277,986)	$(1,290,899)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

SANWIRE CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(1,175,039)	$(858,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	232,542	116,271
Stock compensation expense	176,500	223,304
Stock compensation expense – related party	31,500	—
Changes in Operating Assets and Liabilities:
Receivables	22,200	47,927
Prepaids and other assets	20,000	11,167
Accounts payable	154,092	23,147
Accrued expenses	117,337	(217,925)
Other payable	600	—
Accrued interest	49,529	24,765
Net cash used by operating activities	(370,739)	(629,928)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Proceeds from convertible notes payable	—	55,000
Proceeds from sale of common stock	384,000	530,000
Net cash provided by financing activities	384,000	585,000

Net change in cash	13,261	(44,928)
Cash at beginning of the period	4,882	87,635
Cash at end of the period	$18,143	$42,707

Supplemental cash flow information:
Interest paid in cash	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

SANWIRE CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 1 — NATURE OF OPERATIONS AND BUSINESS

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997.

On March 5, 2020, the Company purchased 100% of the issued and outstanding stock of Intercept Music, Inc. (the “Subsidiary”). Intercept Music (www.interceptmusic.com) is an online platform that allows any of the 12+ million independent musicians to upload their music, and distribute and collect royalties from over 85 retailers (Spotify, iTunes, Pandora, Amazon, Google) in over 230 countries and territories. The software programmatically promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, get state of the art analytics, and advice from experts.

On March 13, 2023, the Company entered into a distribution agreement with the estate of the artist named ARTIS Leon Ivey Jr. aka “Coolio” for distribution of 10 songs. Coolio passed away in September 2022.  With 1.5 million social media followers today, and 13 million monthly Spotify listeners, Coolio is in the top 1% of the 12 million artists at Spotify.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements and notes included in our financial statements for the fiscal year ended December 31, 2022. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position, as of June 30, 2023, and the results of our operations and cash flows for the three months then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year ending December 31, 2023.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Intercept Music, Inc. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-15

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the three and six months ended June 30, 2023.

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Revenue consisted of subscription fees and was recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when needed.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventory on hand consists of finished goods purchased from third parties. When there is evidence that the inventory’s value is less than original cost, the inventory is reduced to market value. We determine market value on current resale amounts and whether technological obsolescence exists.

Property and Equipment

Fixed assets are carried at the lower of cost or net realizable value. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the asset. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Loss Per Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of June 30, 2023 and 2022, the Company’s diluted loss per share is the same as the basic loss per share, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods. We adopted this ASU on January 1, 2019.

Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-16

NOTE 3 - GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2023, the Company has a working capital deficit of $1,7961,590, an accumulated deficit of $22,851,785, and had a net loss of $1,175,039 for the quarter ended June 30, 2023. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The Company’s existence is dependent upon management's ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company's liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt or cause substantial dilution for our stockholders in the case of equity financing.

NOTE 4 — SHORT TERM NOTE PAYABLE

As of June 30, 2023, the Company had a short-term note payable to Kanno Group Holdings II, Ltd. (“Kanno”) in the amount of $351,442, bearing no interest, with regular monthly payments.

NOTE 5 — LONG TERM NOTES PAYABLE

At June 30, 2023, the Company had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on June 30, 2023, was $87,741.

At June 30, 2023, the Company had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on June 30, 2023, was $257,779.

NOTE 6 — CONVERTIBLE NOTES PAYABLE

At June 30, 2023, the Company had outstanding convertible notes as follows:

During the quarter ended September 30, 2021, the Company issued a 12-month convertible note with a $25,000 face value and an annual interest rate of 12%, issued to Stout, LLC. The note is convertible fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice (the “Conversion Price”). As of June 30, 2023, the accrued and unpaid interest on this note was $5,500.

During the quarter ended December 31, 2021, the Company issued a 9-month convertible note with a $115,000 face value, an original issue discount (OID) of $15,000 and an annual interest rate of 10%, issued to Trillium Partners, L.P. (“Trillium”). The note is convertible at a fixed rate of $0.003. As of June 30, 2023, the unpaid interest on this note was $20,125.

During the quarter ended June 30, 2022, the Company issued a 12-month convertible note with a $20,000 face value and an annual interest rate of 10%, issued to Frondeur Partners, LLC (“Frondeur”). The note is convertible at a fixed rate of $0.003. As of June 30, 2023, the unpaid interest on this note was $2,667.

The Company’s subsidiary Intercept Music has three convertible notes for a total of $32,000 bearing interest at 8% per annum. As of June 30, 2023, the combined accrued and unpaid interest on these notes was $10,659.

NOTE 7 — COMMON STOCK

During the six months ended June 30, 2023, the Company sold 76,800,000 shares of common stock for total proceeds of $384,000. As of June 30, 2023, the shares have not yet been issued by the transfer agent and are shown as part of common stock to be issued.

F-17

During the six months ended June 30, 2023, the Company issued 15,000,000 shares of common stock for services for total non-cash expense of $62,000. As of June 30, 2023, 5,000,000 shares have not yet been issued by the transfer agent and are shown as part of common stock to be issued.

NOTE 8 — PREFERRED STOCK

Series C Convertible Preferred Stock

The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts at the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.01 per share.

Series D Convertible Preferred Stock

The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts at the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.01 per share.

On December 2, 2022, Kanno Group Holdings II, Ltd., converted 1,000,000 shares of Series D preferred stock into 30,000,000 shares of common stock.

Series E Convertible Preferred Stock

On December 30, 2021, the Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno agreed to convert $131,216 in accrued unpaid interest into a newly created class of preferred stock, known as Series E Convertible Preferred Stock. The Series E Preferred Stock shall be designated the same as the Series D Convertible Preferred Stock previously issued to Kanno. 874,774 shares of Series E Preferred Stock were issued to Kanno during the quarter ended June 30, 2022.

On December 2, 2022, Kanno, converted the 874,774 shares of Series E preferred stock into 26,243,220 shares of common stock, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company has incurred consulting fees for its former CEO and Chairman of the Board of the Company. As of June 30, 2023, the total accrual for consulting fees due is $137,500.

During the six months ended June 30, 2023, the Company incurred consulting fees of $15,000 to the new CEO and Chairman of the Board of the Company. The accrued liability of consulting fees payable at June 30, 2023 was $22,500.

At June 30, 2023, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on June 30, 2023, was $106,061.

During the six months ended June 30, 2023, the Company issued 45,000,000 shares of common stock to Ronald Hughes, CEO, for services. The shares were valued at the closing stock price on the date of grant, for total non-cash expense of $146,000.

Note 5 describes the long-term notes of the Company payable to Digital Music Universe and LiveChime, Inc. The owners of each of those notes are shareholders of the Company as well.

F-18

NOTE 10 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the unaudited financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

Effective July 11, 2023, the Company amended its Articles of Incorporation, to create a series of Preferred Stock, known as Series F Preferred Stock (“Series F”). The Company approved and authorized 100,000,000 shares of Series F, par value $0.001. The Series F has no voting rights and is convertible into shares of common stock at one share of preferred for thirty shares of common stock.

On July 21, 2023, the Company issued 1,000,000 shares of Series F to Kanno Group Holdings II, Ltd, as a penalty fee for a default on a loan payable.

On July 21, 2023, the Company issued 1,000,000 shares of Ronald Hughes, as a penalty fee for a default on a loan payable.

F-19

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit
Articles of Incorporation (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.2	1A-2A
Bylaws (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.2	1A-2B
Certificate of Designation – Series C Convertible Preferred Stock (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.2	1A-2C
Certificate of Designation – Series D Convertible Preferred Stock (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.2	1A-2D
Certificate of Designation - Series E Convertible Preferred Stock (Incorporated by reference to Offering Statement on Form 1-A filed June 26, 2023)	17.2	1A-2E
Certificate of Designation - Series F Convertible Preferred Stock	17.2	1A-2F
Form of Subscription Agreement (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.4	1A-4
Employment Agreement – Christopher Whitcomb (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.6	1A-6A
Amendment to Employment Agreement – Christopher Whitcomb (Incorporated by reference to Offering Statement on Form 1-A filed April 6, 2022)	17.6	1A-6B
Employment Agreement – Ronald Hughes dated September 15, 2022 (Incorporated by reference to Offering Statement on Form 1-A filed June 26, 2023)	17.6	1A-6C
Employment Agreement - Ronald Hughes dated September 1, 2023	17.6	1A-6D
Legal Opinion of Matheau J. W. Stout	17.12	1A-12

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on October 5, 2023 .

SANWIRE CORP.

By:	/s/ Ronald E. Hughes
Chief Executive Officer and Director
Sanwire Corp.
October 5, 2023

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature

By:	/s/ Ronald E. Hughes
Chief Executive Officer and Director
Sanwire Corp.
October 5, 2023

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